CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of WSR Energy Resources, Inc. on Form S-8 of our report dated September 15, 2000, appearing in the Annual Report on Form 10-KSB of Spemcer's Restaurants, Inc. for the year ended June 26, 2000.






/s/COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
June 29, 2001



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